Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-63034, 333-91095, 333-85298, 333-107825, 333-113201 and 333-123445) pertaining to the 2003 Stock Incentive Plan, 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan and on Form S-3 (File Nos. 333-113812, 333-117625, 333-126267, 333-127492, 333-132353, 333-135265, 333-138640 and 333-139888) of Rainmaker Systems, Inc. of our reports dated February 22, 2007, relating to the consolidated financial statements and financial statement schedule which appear in this Form 10-K.

/s/    BDO SEIDMAN, LLP

San Francisco, California

February 22, 2007